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                                                                    Exhibit 99.2





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                                   [FORM OF]


                           MASTER SERVICING AGREEMENT



                                      among



                      NELLIE MAE STUDENT LOAN TRUST 1999-A
                                   as Issuer,



                      NELLIE MAE EDUCATION LOAN CORPORATION
                         as Seller and Master Servicer,



                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                    not in its individual capacity but solely
                           as Eligible Lender Trustee



                           Dated as of [_____] 1, 1999



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                  MASTER SERVICING AGREEMENT dated as of [_____] 1, 1999, among
NELLIE MAE STUDENT LOAN TRUST 1999-A, a Delaware trust (the "ISSUER"), NELLIE MAE EDUCATION LOAN CORPORATION, a Delaware corporation, as master servicer and as seller (in such respective capacities, the "MASTER SERVICER" and the "SELLER"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, solely as eligible lender trustee and not in its individual capacity (the "ELIGIBLE LENDER TRUSTEE").

                  WHEREAS the Issuer desires to purchase from the Seller (and, with respect to legal title to the student loans, FNBC as trustee on behalf of the Seller) a portfolio of federally reinsured student loans purchased in the ordinary course of business by the Seller; and

                  WHEREAS the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Issuer; and

                  WHEREAS the Master Servicer is willing to service such student loans and undertake certain administrative functions with respect thereto.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE

                  Capitalized terms used but not defined herein are defined in Appendix A to the Administration Agreement, dated as of [_____] 1, 1999, among the Issuer, the Seller, as Administrator, and State Street Bank and Trust Company, as Indenture Trustee, which also contains rules as to usage and construction that shall be applicable herein.

                                   ARTICLE II

                           CUSTODY OF THE TRUST LOANS

                  SECTION 2.01. CUSTODY OF STUDENT LOAN FILES. To assure uniform quality in servicing the Trust Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Master Servicer, and the Master Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee (if any Notes remain Outstanding) and the Eligible Lender Trustee (if the Notes have been paid in full) as Custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or will be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, or to the Eligible Lender Trustee, on behalf of the Issuer, as the case may be, in the case of Qualified Substitute Student Loans, as of the date of the relevant Assignment to the Issuer, and in the case of Serial Loans, as of the related Transfer Date) with respect to each Trust Loan:



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                  (a) the original fully executed copy of the Borrower Note
         evidencing the Trust Loan; and

                  (b) any and all other documents and computerized records relating to such Trust Loan or any Obligor with respect thereto that the Master Servicer shall keep on file, in accordance with the customary procedures of custodians of student loans similar to the Trust Loans.

                  SECTION 2.02. DUTIES OF MASTER SERVICER AS CUSTODIAN. (a) SAFEKEEPING. The Master Servicer shall maintain custody of the Student Loan Files for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders (if any Notes remain Outstanding) or the Eligible Lender Trustee on behalf of the Certificateholders (if the Notes have been paid in full) and maintain such accurate and complete accounts, records and computer systems pertaining to each Student Loan File as shall enable the Issuer to comply with the Basic Documents. In performing its duties as Custodian, the Master Servicer shall act with reasonable care, using that degree of skill and attention generally employed by custodians of student loan files relating to loans comparable to the Trust Loans and shall ensure that such custody and safekeeping of the Trust Loans comply with all applicable federal and state laws, including the Higher Education Act. The Master Servicer shall promptly report to the Issuer and the Indenture Trustee or the Eligible Lender Trustee, as the case may be, any failure on its part to hold the Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Student Loan Files.

                  (b) MAINTENANCE OF RECORDS. The Master Servicer shall maintain each Student Loan File at one of the locations specified in Schedule A to this Agreement or at such other office as shall be specified by written notice to the Issuer and the Indenture Trustee (if any Notes remain Outstanding) or the Eligible Lender Trustee (if the Notes have been paid in full) not later than 90 days after any change in location. Upon reasonable prior notice of not less than three Business Days, the Master Servicer shall make available to the Issuer and the Indenture Trustee or the Eligible Lender Trustee, as the case may be, or their respective duly authorized representatives, attorneys or auditors a list of locations of the Student Loan Files and the related accounts, records and computer systems maintained by the Master Servicer.

                  (c) RELEASE OF DOCUMENTS. If any Notes remain Outstanding, upon instruction from the Indenture Trustee, the Master Servicer shall, as soon as practicable, release any Student Loan File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate. If the Notes have been paid in full, the Master Servicer shall, as soon as practicable, release any Student Loan File to the Eligible Lender Trustee, the Eligible Lender Trustee's agent or the Eligible Lender Trustee's designee, as the case may be, at such place or places as the Eligible Lender Trustee may designate.



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                  The Master Servicer shall not be liable for any losses with respect to the servicing of a Trust Loan after any such release of the related Student Loan File to the extent such losses are attributable to the Master Servicer's (or the applicable subservicer's) inability to have access to such Student Loan File.

                  SECTION 2.03. INSTRUCTIONS; AUTHORITY TO ACT. The Master Servicer shall be deemed to have received proper instructions with respect to the Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee (if any Notes remain Outstanding) or of the Eligible Lender Trustee (if the Notes have been paid in full).

                  SECTION 2.04. CUSTODIAN'S INDEMNIFICATION. The Master Servicer as Custodian shall pay for any actual loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee or the Indenture Trustee or any of their officers, directors, employees and agents as a result of any improper act or omission in any way relating to the maintenance and custody by the Master Servicer as Custodian of the Student Loan Files as required by this Agreement where the final determination that any such improper act or omission by the Master Servicer resulted in such loss, liability or expense is established by a court of law, by an arbitrator, or by way of settlement agreed to by the Master Servicer; PROVIDED, HOWEVER, that the amount of any liability with respect to any Trust Loan shall not exceed the amount that would have been paid if such Student Loan had been accepted and paid by the related Guarantor as a claim; and PROVIDED, FURTHER, that the Master Servicer shall not be liable to the Eligible Lender Trustee, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee, and the Master Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. This provision shall not be construed to limit the Master Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

                  SECTION 2.05. EFFECTIVE PERIOD AND TERMINATION. The appointment of NMELC as Custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as NMELC shall remain the Master Servicer hereunder. If all the rights and obligations of NMELC shall have been terminated under Section 6.01, the appointment of NMELC as Custodian shall be terminated simultaneously with the effectiveness of such termination. As soon as practicable on or after any termination of such appointment and in any event within ninety (90) days, NMELC shall deliver, or cause to be delivered, possession of the Student Loan Files (i) if any Notes remain Outstanding, to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate; or (ii) if the Notes have been paid in full to the Eligible Lender Trustee or the Eligible lender Trustee's agent at such place or places as the Eligible Lender Trustee may reasonably designate. NMELC will continue to hold the Student Loan Files as agent of the Indenture Trustee or the Eligible Lender Trustee, as the case may be, until the Student Loan Files are transferred.



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                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST LOANS

                  SECTION 3.01. DUTIES OF MASTER SERVICER. The Master Servicer, for the benefit of the Issuer (to the extent provided herein) and the Securityholders, shall manage, service, administer and make collections on the Trust Loans with reasonable care, using that degree of skill and attention generally employed by servicers in servicing student loans comparable to the Trust Loans. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall manage, service, administer and make collections with respect to the Trust Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) in accordance with, and otherwise comply with, all applicable federal and state laws, including any applicable standards, guidelines and requirements of the Higher Education Act and the applicable Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Trust Loans for federal reinsurance or Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments or would have an adverse effect on the Noteholders or the Certificateholders. The Master Servicer also hereby acknowledges that its obligation to service the Trust Loans includes any Serial Loans conveyed to the Issuer pursuant to Section 2.02 of the Loan Sale Agreement and any Qualified Substitute Student Loans conveyed to the Issuer pursuant to
Section 3.02 of the Loan Sale Agreement.

                  The Master Servicer's duties shall include collection and posting of all payments, responding to inquiries of Borrowers about their Trust Loans, monitoring borrowers' status, making required disclosures to Borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. Subject to the provisions of Section 3.02, in performing its duties as Master Servicer, the Master Servicer shall follow standards, policies and procedures customarily employed by servicers that service student loans comparable to the Trust Loans. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Company and the Securityholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Trust Loans; PROVIDED, HOWEVER, that the Master Servicer agrees that it will not
(a) permit any rescission or cancellation of a Trust Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and, if any Notes remain Outstanding, the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Loan except pursuant to any applicable Deferral or Forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Trust Loans; and PROVIDED, FURTHER, that, except pursuant to an applicable Incentive Program, the Master Servicer shall not agree to any decrease of the interest rate on, or



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the principal amount payable with respect to, any Trust Loan. Anything to the contrary in this Section 3.01 notwithstanding, the Master Servicer shall have the right to write off any delinquent Trust Loan if the remaining balance of the related Borrower's account is less than $50.00.

                  The Master Servicer, for the benefit of the Issuer (to the extent provided herein), shall promptly and routinely furnish the Eligible Lender Trustee and, if any Notes remain Outstanding, the Indenture Trustee with copies of all material reports, records, and other documents and data as required by this Agreement or as may otherwise be required by the Higher Education Act. All material correspondence received by the Master Servicer relating to individual Trust Loans shall be maintained in microcopy form or in summary form in an automated history file established by the Master Servicer. The Master Servicer shall furnish in good condition all forms and supplies as specified in this Agreement and any Schedules hereto. The Eligible Lender Trustee and the Indenture Trustee may transmit Trust Loan account data to the Master Servicer on these forms or by any other mutually acceptable means. In performing its duties hereunder, the Master Servicer will be guided by and comply with the Higher Education Act and applicable requirements of the related Guarantor. The Master Servicer agrees to produce a clear and precise audit trail for each Trust Loan and to comply with such other reporting, servicing, and operating standards as are contained in this Agreement.

                  The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to maintain any and all collection procedures with respect to the Trust Loans, including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Trust Loans such as commencing a legal proceeding to enforce a Trust Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Securityholders. The Eligible Lender Trustee or the Indenture Trustee shall, upon the written request of the Master Servicer or the Administrator, furnish the Master Servicer or the Administrator with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrator to carry out their servicing and administrative duties hereunder.

                  SECTION 3.02. COLLECTION OF TRUST LOAN PAYMENTS. (a) The Master Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Trust Loans as and when the same shall become due and shall follow such collection procedures as are generally employed by servicers that service student loans comparable to the Trust Loans. The Master Servicer shall allocate collections with respect to the Trust Loans between principal and interest in accordance with the terms of each such loan. The Master Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Loan.

                  (b) The Master Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Trust Loans as and when the same shall become due and payable, shall comply with the Higher Education Act and all other applicable laws and agreements with respect



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to claiming, pursuing and collecting such payments and shall follow such practices and procedures as are generally employed by servicers with respect to guarantee agreements comparable to the Guarantee Agreements and student loans comparable to the Trust Loans. In connection therewith, the Master Servicer is hereby authorized and empowered to convey to the related Guarantor the Borrower Note and the related Student Loan File representing any Trust Loan in connection with submitting a claim to the applicable Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.

                  (c) The Eligible Lender Trustee shall, with the assistance of the Master Servicer as set forth below and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Trust Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as are generally employed by servicers in servicing student loans comparable to the Trust Loans. All amounts so collected by the Eligible Lender Trustee with respect to Trust Loans shall constitute Monthly Available Funds for the applicable Monthly Collection Period and Available Funds for the applicable Collection Period, and shall be deposited into the Collection Account in accordance with Section 4.01. In connection therewith, the Master Servicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Master Servicer furnish the Master Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to prepare and file such claims forms and other documents and filings.

                  The Eligible Lender Trustee may permit trusts, other than the Trust, established by the Seller to securitize student loans to use the Department lender identification number applicable to the Trust. In such event, the Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Trust Loans in the Trust and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Trust will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Trust and shall be deducted by the Eligible Lender Trustee or the Master Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Trust. If so specified in the master servicing agreement applicable to any such other trust, any amounts assessed against payments due from the Department to the Trust as a result of amounts owing to



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the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Eligible Lender Trustee or the Master Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Trust.

                  SECTION 3.03. REALIZATION UPON TRUST LOANS. For the benefit of the Issuer, the Master Servicer shall use reasonable efforts consistent with the servicing practices and procedures generally employed by servicers that service student loans comparable to the Trust Loans and including all efforts that may be specified under the Higher Education Act or the applicable Guarantee Agreement for servicing any delinquent Trust Loans.

                  SECTION 3.04. NO IMPAIRMENT. The Master Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders or the Certificateholders in the Trust Loans.

                  SECTION 3.05. PURCHASE OF TRUST LOANS; REIMBURSEMENT. (a) Upon the discovery by the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee or the Seller of any breach pursuant to Sections 3.01, 3.02, 3.03 or
3.04 hereof that materially and adversely affects the interests of the Noteholders, the Certificateholders, the Issuer, the Indenture Trustee or the Eligible Lender Trustee (it being understood that any such breach that does not affect the related Guarantor's obligation to guarantee payment of such Trust Loan will not be considered to have a material adverse effect for this purpose and it being further understood that any dispute as to whether such Guarantor's obligation has been so affected so as to create such a material adverse effect, shall be resolved, for so long as the Notes are Outstanding, by the Indenture Trustee, whose determination shall be dispositive, and after the Notes are no longer Outstanding, by the Eligible Lender Trustee, whose determination shall then be dispositive), the party discovering the breach shall give prompt written notice to the others. In the event of such a material breach which is not curable by reinstatement of the related Guarantor's guarantee of such Trust Loan, the Master Servicer shall purchase the affected Trust Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Loan. In the event of a material breach with respect to such Trust Loan which is curable by reinstatement of the Guarantor's guarantee of such Trust Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Loan, the Master Servicer shall purchase such Trust Loan not later than the 60th day following the end of such 360-day period.

                  (b) In consideration of the purchase of any such Trust Loan pursuant to this Section 3.05, the Master Servicer shall remit, in the manner specified in Section 4.01, the Purchase Amount and the Issuer shall execute such assignments and other documents reasonably requested by the Master Servicer in order to effect the transfer of such Trust Loan to the Master Servicer or its designee; PROVIDED, HOWEVER, that the Master Servicer's total liability for losses for rejected claims by the Guarantors for any Trust Loan based on any breach pursuant to



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Sections 3.01, 3.02, 3.03 or 3.04 hereof will not exceed that amount which the related Guarantor would have been obligated to pay with respect to such loan had its obligation to guarantee payment thereof not been affected by the Master Servicer's breach. Subject to Section 5.02, the exclusive remedy of the Noteholders, the Certificateholders, the Issuer, the Indenture Trustee and the Eligible Lender Trustee, and the entire liability of Master Servicer for such a breach shall be limited to requiring the Master Servicer to purchase Trust Loans pursuant to this Section 3.05.

                  SECTION 3.06. MASTER SERVICING FEE. The Master Servicing Fee for each calendar month (the "MASTER SERVICING FEE") shall be equal to one-twelfth of the product of [__]% times the aggregate principal balances of the Trust Loans outstanding as of the close of business on the first day of the preceding calendar month.

                  The Master Servicing Fee (together with any portion of the Master Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of Available Funds in the case of each Quarterly Payment
Date) and amounts on deposit in the Reserve Account on such Monthly Payment Date (including each Quarterly Payment Date) as provided in Sections 2(d)(ii)(A), 2(d)(iii)(A) and 2(e)(iv)(A) of the Administration Agreement.

                  SECTION 3.07. MASTER SERVICER'S REPORT. On or before the [______]day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Master Servicer shall deliver to the Administrator a Master Servicer's report with respect to the preceding calendar month containing all information necessary for the Administrator to prepare the Administrator's Certificate, referred to in Section 2(b)(ii) of the Administration Agreement, covering such preceding calendar month.

                  SECTION 3.08. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT. (a) The Master Servicer shall deliver to the Eligible Lender Trustee (with a copy to the Seller) and, if any Notes remain Outstanding, to the Indenture Trustee, on or before April 30 of each year beginning April 30, 2000, an Officers' Certificate of the Master Servicer, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 1999) and of its performance has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or in the case of the first such Officers' Certificate, such shorter period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee (if any Notes remain Outstanding) or the Eligible Lender Trustee (if the Notes have been paid in full) shall send a copy of each such Officers' Certificate and each report referred to in this Section 3.08 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in this Section 3.08 may be obtained by any Noteholder, Note Owner, Certificateholder or Certificate Owner by a request in writing to the Eligible Lender Trustee



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addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is one of the foregoing parties. Upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

                  (b) The Master Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee (if any Notes remain Outstanding), the Seller and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 6.01.

                  SECTION 3.09. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The Master Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Master Servicer, the Seller or their Affiliates, to deliver to the Eligible Lender Trustee (with a copy to the Seller) and, if any Notes remain Outstanding, to the Indenture Trustee, within 180 days after the end of the Master Servicer's regular fiscal-year audit period, an audit report that encompasses the Master Servicer's portion of the annual Lender Audit (as defined in the Higher Education Act), or any successor thereto, as required of a lender under the Higher Education Act, for the preceding year (or, in the case of the first such report, during the period from the Closing Date to December 31, 1999. The Indenture Trustee (if any Notes remain Outstanding) or the Eligible Lender Trustee (if the Notes have been paid in full) shall send a copy of each such report to the Rating Agencies.

                  Such report will also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 3.10. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING TRUST LOANS. Upon at least three Business Days' prior notice, the Master Servicer shall provide the Noteholders and the Certificateholders access to the Student Loan Files in such cases where the Noteholders or the Certificateholders shall be required by applicable statutes or regulations to review such documentation, as demonstrated by evidence satisfactory to the Master Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon ten (10) Business Days' advance notice and during the normal business hours at the respective offices of the Master Servicer or the related subservicer, as applicable. Nothing in this Section shall affect the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 3.11. MASTER SERVICER EXPENSES. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer, and

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expenses incurred in connection with distributions and reports to the
Administrator, the Noteholders or the Certificateholders, as the case may be.

                  SECTION 3.12. APPOINTMENT OF SUBSERVICERS. The Master Servicer hereby appoints Education Loan Servicing Center, Inc., a Delaware non-profit corporation, and AFSA Data Corporation, a Delaware corporation, as subservicers with respect to the Trust Loans listed in Exhibits A and B attached hereto. Each aforesaid subservicer shall perform all the obligations of the Master Servicer hereunder with respect to the Trust Loans subserviced by such subservicer. The Master Servicer shall have the right to appoint additional or replacement subservicers to perform all or any portion of its obligations hereunder; PROVIDED, HOWEVER, that the Rating Agency Condition shall have been satisfied in connection therewith.

                  Anything in this Section 3.12 to the contrary notwithstanding, the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders and the Certificateholders for the servicing and administering of the Trust Loans in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of any such subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Trust Loans. The fees and expenses of the subservicer shall be as agreed between the Master Servicer and its subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders and the Certificateholders shall have any responsibility therefor.


                                   ARTICLE IV

                      DEPOSITS INTO THE COLLECTION ACCOUNT

                  SECTION 4.01. DEPOSITS INTO THE COLLECTION ACCOUNT. (a) The Master Servicer shall deposit into the Collection Account (in the case of clauses (i) and (ii) within two Business Days of receipt of freely available funds therefor):

                  (i) all identifiable payments received by the Master Servicer by or on behalf of Obligors on the Trust Loans, including any Guarantee Payments with respect to the Trust Loans;

                  (ii) all Liquidation Proceeds on the Trust Loans;

                  (iii) with respect to Purchased Student Loans, the aggregate Purchase Amounts, when such amounts are due, as provided in Section
         3.05 hereof; and

                  (iv) all other amounts required to be deposited into the Collection Account by the Master Servicer pursuant to the terms hereof.

                  (b) The Eligible Lender Trustee shall deposit into the Collection Account, within two Business Days of the receipt thereof, the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Trust Loans.

                  (c) The Seller shall deposit into the Collection Account, the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Seller under Section 3.02 and 5.01 of the Loan Sale Agreement when such amounts are due, as provided in Section 3.03 of the Loan Sale Agreement.



                                   ARTICLE V

                               THE MASTER SERVICER

                  SECTION 5.01. REPRESENTATIONS OF MASTER SERVICER. The Master Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Trust Loans and appointing the Master Servicer as Master Servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Trust Loans, and will be deemed to speak as of the relevant Assignment in the case of any Qualified Substitute Student Loan and as of the related Transfer Date in the case of any Serial Loan, but shall survive the sale, transfer and assignment of the Trust Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) ORGANIZATION AND GOOD STANDING. The Master Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

                  (b) POWER AND AUTHORITY OF THE MASTER SERVICER. The Master Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Master Servicer by all necessary corporate action.

                  (c) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Master Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

                  (d) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the

         Master Servicer, or any indenture, agreement or other instrument to which the Master Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or, to the knowledge of the Master Servicer, any order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties. Compliance by the Master Servicer with the terms of this Agreement will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Trust Loan by the applicable Guarantor.

                  (e) NO PROCEEDINGS. There are no proceedings or investigations pending against the Master Servicer or, to its best knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Master Servicer is a party, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the federal or state income tax attributes of the Issuer, the Notes or the Certificates.

                  (f) ALL CONSENTS. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Master Servicer in connection with the execution and delivery by the Master Servicer of this Agreement and the performance by the Master Servicer of its duties contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

                  (g) LEGAL RIGHT TO SERVICE. The Trust Loans are serviced by an entity that has the legal right to service student loans under the Higher Education Act.

                  SECTION 5.02. INDEMNITIES OF MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer under this Agreement.

                  The Master Servicer shall pay for any loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator, the Noteholders or the Certificateholders or any of the officers, directors, employees and agents of the Issuer, the

Eligible Lender Trustee, the Indenture Trustee, the Seller or the Administrator to the extent that such loss, liability or expense arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Master Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Master Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer. Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event.

                  For purposes of this Section, in the event of the termination of the rights and obligations of NMELC as Master Servicer pursuant to Section 6.01, or a resignation by NMELC pursuant to this Agreement, NMELC shall be deemed to be the Master Servicer pending appointment of a successor Master Servicer pursuant to Section 6.02.

                  Liability of the Master Servicer under this Section 5.02 shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Master Servicer shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Master Servicer, without interest.

                  SECTION 5.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, MASTER SERVICER. The Master Servicer hereby agrees that, upon
(a) any merger or consolidation of the Master Servicer into another Person, (b) any merger or consolidation to which the Master Servicer shall be a party resulting in the creation of another Person or (c) any Person succeeding to the properties and assets of the Master Servicer substantially as a whole, the Master Servicer shall (i) cause such Person (if other than the Master Servicer) to execute an agreement of assumption to perform every obligation of the Master Servicer hereunder, (ii) deliver to the Eligible Lender Trustee and, if any Notes remain Outstanding, to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction and (iv) cure any existing Master Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Master Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Master Servicer under this Agreement without further act on the part of any of the parties to this

Agreement. Notwithstanding anything herein to the contrary, compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of any of the transactions referred to in clause (a), (b) or (c) above.

                  SECTION 5.04. LIMITATION ON LIABILITY OF MASTER SERVICER AND OTHERS. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any person respecting any matters arising under this Agreement.

                  Except as provided in this Agreement, the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Trust Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Master Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under the Trust Agreement and of the Noteholders under the Indenture.

                  SECTION 5.05. NMELC NOT TO RESIGN AS MASTER SERVICER. Subject to the provisions of Section 5.03, NMELC shall not resign from the obligations and duties hereby imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NMELC shall be communicated to the Eligible Lender Trustee, the Indenture Trustee (if any Notes remain Outstanding) and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee (if any Notes remain Outstanding) concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee (if any Notes remain Outstanding), the Eligible Lender Trustee (if the Notes have been paid in full), or a Successor Master Servicer shall have assumed the responsibilities and obligations of NMELC in accordance with Section 6.02.

                                   ARTICLE VI

                                     DEFAULT

                  SECTION 6.01. MASTER SERVICER DEFAULT. If any one of the following events (each, a "MASTER SERVICER Default") shall occur and be continuing:

                  (a) if any Notes remain Outstanding, any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any payment required by the Basic Documents, which failure continues unremedied for five Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

                  (b) if the Notes have been paid in full, any failure by the Master Servicer to deliver to the Eligible Lender Trustee for deposit in any of the Trust Accounts, any payment required by the Basic Documents, which failure continues unremedied for five Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

                  (c) any failure by the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders or Certificateholders and (ii) continue unremedied for a period of sixty (60) days after the date of discovery of such failure by an officer of the Master Servicer or on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer, by the Indenture Trustee, the Administrator or the Eligible Lender Trustee or (B) to the Master Servicer, the Indenture Trustee, the Administrator and the Eligible Lender Trustee by Noteholders of Outstanding Notes or Certificateholders of Outstanding Certificates, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or 25% of the Certificate Balance of the Certificates; or

                  (d) an Insolvency Event occurs with respect to the Master Servicer;

then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, (x) if any Notes remain Outstanding, either the Indenture Trustee or the Noteholders of Notes evidencing not less than 75% of the Outstanding Amount of the Notes by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 5.02) of the Master Servicer under this Agreement; and (y) if the Notes have been paid in full, either the Eligible Lender Trustee or Certificateholders of Outstanding Certificates evidencing not less than 75% of the Certificate Balance by notice then give in writing to the Master Servicer (and to the Eligible Lender Trustee if given by

Certificateholders) may terminate all the rights and obligations set forth in
Section 5.02) of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Trust Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or Eligible Lender Trustee, as the case may be, or such successor Master Servicer as may be appointed under
Section 6.02; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Trust Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, including the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Trust Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Student Loan Files to the successor Master Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Master Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

                  SECTION 6.02. APPOINTMENT OF SUCCESSOR. (a) Upon receipt by the Master Servicer of notice of termination pursuant to Section 6.01, or the resignation by the Master Servicer in accordance with the terms of this Agreement, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until the successor Master Servicer shall have accepted and assumed the responsibilities of the Master Servicer hereunder and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Indenture Trustee (if any Notes remain Outstanding) and the Eligible Lender Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and
(y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of the Master Servicer, the Issuer shall appoint a successor Master Servicer acceptable to the Indenture Trustee (if any Notes remain Outstanding), or to the Eligible Lender Trustee (if the Notes have been paid in full), and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee or the Eligible Lender Trustee, as the case may be, and the Administrator. In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer in accordance with this Section, the Indenture Trustee or the Eligible Lender Trustee, as the case may be, without further action shall automatically be appointed the successor Master Servicer and the Indenture Trustee or the Eligible Lender Trustee, as the case may be, shall be entitled to the Master Servicing Fee. Notwithstanding the above, the Indenture Trustee or the Eligible Lender Trustee, as the case may be, shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution the regular business of which shall include the servicing of student loans, as the successor to the Master Servicer under this Agreement; PROVIDED, HOWEVER, that such right to appoint or to petition for the appointment of any such successor Master Servicer shall in no event relieve the Indenture Trustee or the Eligible Lender Trustee, as the case may be, from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  (b) Upon appointment, the successor Master Servicer (including the Indenture Trustee or the Eligible Lender Trustee, as the case may be, acting as successor Master Servicer) shall be the successor in all respects to the predecessor Master Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Master Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Master Servicer (which shall not exceed the Master Servicing Fee, unless such compensation arrangements will not result in a downgrading of the Notes or the Certificates by any Rating Agency) and all the rights granted to the predecessor Master Servicer by the terms and provisions of this Agreement.

                  (c) The Master Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee (if any Notes remain Outstanding) and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee or the Eligible Lender Trustee, as the case may be, to the extent it is acting as successor Master Servicer pursuant hereto, shall be entitled to resign to the extent a qualified successor Master Servicer has been appointed and has assumed all the obligations of the Master Servicer in accordance with the terms of this Agreement and the other Basic Documents.

                  SECTION 6.03. NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Master Servicer pursuant to this Article VI, the Indenture Trustee (if any Notes remain Outstanding) shall give prompt written notice thereof to Noteholders, the Administrator, the Company and the Rating Agencies and the Eligible Lender Trustee shall give prompt written notice thereof to the Certificateholders and, if the Notes have been paid in full, the Eligible Lender Trustee shall give prompt written notice thereof to the Certificateholders and, if the Notes have been paid in full, to the Administrator, the Company and the Rating Agencies. In the case of any such appointment of a successor, notice to the Rating Agencies shall consist of prior written notice thereof.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (or the Certificateholders of Outstanding Certificates evidencing not less than a majority of the Certificate Balance in the case of any default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders or Certificateholders, waive in writing any default by the Master Servicer in the performance of its obligations hereunder, and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement to the extent provided in such waiver. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                  ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. AMENDMENT. This Agreement may be amended by the Master Servicer and the Eligible Lender Trustee, with the prior written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

                  This Agreement may also be amended from time to time by the Master Servicer and the Eligible Lender Trustee, with the prior written consent of the Indenture Trustee and the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Outstanding Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Loans or distributions that shall be required to be made for the benefit of the Noteholders or Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders.

                  Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 15 Business Days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, to the Indenture Trustee and each of the Rating Agencies.

                  It shall not be necessary for the consent of Noteholders or Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 6.02(f) of the Loan Sale Agreement. The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 7.02. PROTECTION OF INTERESTS IN TRUST. (a) The Master Servicer shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 6.02(a) of the Loan Sale Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (b) The Master Servicer shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least ten (10) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Trust Loans, and its principal executive office, within the United States of America.

                  (c) The Master Servicer shall maintain accounts and records of each Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Trust Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Trust Loan and the amounts from time to time deposited in the Collection Account in respect of such Trust Loan.

                  (d) The Master Servicer shall, by use of a distinct identification code, maintain its computer systems so that, from and after the time of sale under the Loan Sale Agreement of the Trust Loans, the Master Servicer's master computer records (including any backup archives) that refer to a Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and, if any Notes remain Outstanding, the Indenture Trustee in such Student Loan and that such Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee for so long as any Notes remain Outstanding. Indication of the Issuer's, the Eligible Lender Trustee's and the Indenture Trustee's interest in a Student

Loan shall be deleted from or modified on the Master Servicer's computer systems when, and only when, the related Trust Loan shall have been paid in full or repurchased or, in the case of the Indenture Trustee's interest, when the Notes have been paid in full.

                  (e) If at any time the Master Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Trust Loan, shall indicate clearly that such Trust Loan has been sold and is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee.

                  (f) The Master Servicer shall permit the Indenture Trustee and its agents (if any Notes remain Outstanding) or the Eligible lender Trustee (if the Notes have been paid in full) and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Master Servicer's records regarding any Trust Loan; PROVIDED, HOWEVER, that the Master Servicer is given reasonable prior notice of at least ten Business Days.

                  (g) Upon request, at any time the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Master Servicer shall furnish to the Eligible Lender Trustee or the Indenture Trustee (in each case, with a copy to the Administrator), within five (5) Business Days, a list of all Trust Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust.

                  SECTION 7.03. NOTICES. Unless otherwise agreed by the recipient, all demands, notices and communications upon or to the Seller, FNBC, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid or postage prepaid, first class mail), and shall be deemed to have been duly given upon receipt:

                  (a)      in the case of the Seller, to

                           Nellie Mae Education Loan Corporation
                           1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                           Attention:  Secretary
                           Telephone:  401-438-4500
                           Telecopy:

                           with a copy to

                           Nellie Mae Corporation

                           50 Braintree Hill Park, Suite 300
                           Braintree, Massachusetts  02184
                           Attention:  General Counsel
                           Telephone:  781-849-2121
                           Telecopy:  781-380-3915

                  (b)      in the case of the Master Servicer, to

                           Nellie Mae Education Loan Corporation
                           1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                           Attention:  Secretary
                           Telephone:  401-438-4500
                           Telecopy:
                           with a copy to

                           Nellie Mae Corporation
                           50 Braintree Hill Park, Suite 300
                           Braintree, Massachusetts  01284
                           Attention:  General Counsel
                           Telephone:  781-849-2121
                           Telecopy:  781-380-3915

                  (c)      in the case of the Issuer, to

                           Nellie Mae Student Loan Trust 1999-A
                           c/o First Chicago Delaware Inc.
                           c/o FCC National Bank
                           300 King Street
                           Wilmington, Delaware 19801
                           Telephone:
                           Telecopy:

                           with a copy to the Eligible Lender Trustee at the Corporate Trust Office of the Eligible Lender Trustee;

                  (d) in the case of the Eligible Lender Trustee, at the Corporate Trust Office of the Eligible Lender Trustee;

                  (e) in the case of the Indenture Trustee, at its Corporate Trust Office;

                  (f)      in the case of the Administrator, to

                           Nellie Mae Education Loan Corporation

                           1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                           Attention:  Secretary
                           Telephone:
                           Telecopy:

                           with a copy to

                           Nellie Mae Corporation
                           50 Braintree Hill Park, Suite 300
                           Braintree, Massachusetts  02184
                           Attention:  General Counsel
                           Telephone:  781-849-2121
                           Telecopy:  781-380-3915

                  (g)      in the case of Fitch, to

                           Fitch IBCA, Inc.
                           One State Street Plaza
                           New York, New York  10004
                           Attention:
                           Telephone:
                           Telecopy:



                  (h)      in the case of Moody's, to

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York  10017
                           Attention:
                           Telephone:
                           Telecopy:



                  (i)      in the case of Standard & Poor's, to

                           Standard & Poor's Ratings Services
                           55 Water Street, 40th Floor
                           New York, New York  10041
                           Attention:
                           Telephone:
                           Telcopy:

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 7.04. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in the succeeding sentence, as provided in Section 5.03 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Master Servicer. This Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement.

                  SECTION 7.05. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Master Servicer, the Issuer and the Eligible Lender Trustee and for the benefit of the Administrator, the Indenture Trustee, the Noteholders and the Certificateholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. The Indenture Trustee is an express third-party beneficiary and may enforce the provisions of this Agreement as if it were a party hereto.

                  SECTION 7.06. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 7.07. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 7.08. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 7.09. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 7.10. NON-PETITION COVENANTS. Notwithstanding any prior termination of this Agreement, the Master Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Company or any substantial part of their property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company.

                  SECTION 7.11. LIMITATION OF LIABILITY OF ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall The First National Bank of Chicago in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by State Street Bank and Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall State Street Bank and Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                     NELLIE MAE STUDENT LOAN TRUST 1999-A,

                     By:     THE FIRST NATIONAL BANK OF CHICAGO,
                                not in its individual capacity but solely as
                                Eligible Lender Trustee on behalf of the Trust

                             By:______________________________________________
                                    Name:
                                    Title:


                     NELLIE MAE EDUCATION LOAN CORPORATION


                     By:______________________________________________________
                         Name:
                         Title:


                     THE FIRST NATIONAL BANK OF CHICAGO,
                         not in its individual capacity but solely as Eligible Lender Trustee

                     By:______________________________________________________
                       Name:
                       Title:


Acknowledged and accepted
as of the day and year first
above written:

STATE STREET BANK AND TRUST
  COMPANY, not in its individual capacity
  but solely as Indenture Trustee


By:______________________________________
   Name:
   Title:

                                                                      SCHEDULE A


The Master Servicer shall maintain each Student Loan File at one of the locations listed below:







                                       26